EXHIBIT 23.1

CS&L Chatham, Seland & Lashley, P.A.
     Certified Public Accountants






                                  June 18, 2004


Advanced Communications Technologies, Inc. (the "Company")
420 Lexington Avenue, Suite 2739
New York, New York  10170
Attention: Wayne I. Danson, Chief Executive Officer


Dear Wayne:

The undersigned hereby consents to the inclusion of the calendar years 2002 and 2003 audited financial statements of Cyber-Test, Inc., a Florida corporation ("Cyber-Test"), in the Current Report on Form 8-K to be filed by the Company in connection with the acquisition of the assets of Cyber-Test by a wholly-owned subsidiary of the Company.



                                              Very Truly Yours,

                                              /s/Chatham, Seland & Lashley, P.A.

                                              Chatham, Seland & Lashley, P.A.